UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2017

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-33177	22-1897375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3499 Route 9N, Suite 3D, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2017, Allison Nagelberg, the General Counsel of Monmouth Real Estate Investment Corporation (the “Company”), entered into an Employment Agreement, effective January 1, 2017, with the Company, specifying the terms and conditions of Ms. Nagelberg’s employment. The Employment Agreement has an initial term expiring on December 31, 2019, unless otherwise terminated, and will be automatically renewed and extended for successive one-year periods, provided that neither Ms. Nagelberg nor the Company provides written notice to the other party electing not to renew or extend the Employment Agreement at least ninety (90) days prior to the expiration of the initial term or any anniversary thereof. The Employment Agreement provides for a minimum annual base salary of $358,312.50 for the first year, $376,228.13 for the second year and $395,039.54 for the third year.

Under the Employment Agreement, Ms. Nagelberg is also eligible for annual cash bonuses and she is entitled to participate in the Company’s Stock Option Plan, including any grants of restricted stock and/or stock options, upon terms and conditions approved by the Company and subject to approval of the Compensation Committee.

Under the Employment Agreement, if Ms. Nagelberg’s employment is terminated by the Company for any reason, either involuntary or voluntary, including the death of Ms. Nagelberg, other than a termination for cause (as defined in the Employment Agreement), Ms. Nagelberg shall be entitled to the greater of the base salary due under the remaining term of the Employment Agreement or one year’s compensation at the date of termination, paid monthly over the remaining term of the Employment Agreement. A termination in connection with a change of control of the Company shall not be considered to be a termination for cause.

The Employment Agreement provides that, upon a change of control of the Company, Ms. Nagelberg has the right to extend and renew the Employment Agreement for three years from the date of the change of control, or, alternatively, to terminate the Employment Agreement and receive one year’s base salary. In addition, provided that Ms. Nagelberg is actively employed by the Company as of the consummation of a change of control, Ms. Nagelberg shall be entitled to a transaction bonus consistent with the terms of the Company’s Executive Management Transaction Bonus Plan, which shall be approved by the Compensation Committee.

The Employment Agreement entitles Ms. Nagelberg to customary fringe benefits, including vacation and health benefits, the use of an automobile, and the right to participate in the Company’s retirement plan.

The above summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is filed herewith as Exhibit 10.1, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated January 3, 2017, between Monmouth Real Estate Investment Corporation and Allison Nagelberg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

/s/ Kevin S. Miller
KEVIN S. MILLER
Chief Financial and Accounting Officer

Date January 4, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated January 3, 2017, between Monmouth Real Estate Investment Corporation and Allison Nagelberg